AMENDED AND RESTATED

                          PROCESSING AGREEMENT BETWEEN

                                 OSTEOTECH, INC.

                                       AND

                      MUSCULOSKELETAL TRANSPLANT FOUNDATION

                                       AND

                                  BIOCON, INC.


***Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.


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                                TABLE OF CONTENTS

                                                                            Page


1.  DELIVERY AND PROCESSING OF TISSUE..........................................1

    1.1  MTF COMMITMENT TO DELIVER TISSUE FOR PROCESSING.......................1

         1.1.1    ENGAGEMENT OF OSTEOTECH......................................1

         1.1.2    COMMITMENT TO DELIVER TISSUE FOR PROCESSING..................1

         1.1.3    DELIVERY OF TISSUE FOR PROCESSING OF
                  GRAFTON(R) DBM PRODUCTS AND BIOIMPLANTS......................3

         1.1.4    COSTS OF PROCUREMENT AND DELIVERY.  AS BETWEEN THE
                  PARTIES HERETO, MTF SHALL BE RESPONSIBLE FOR THE
                  COSTS OF PROCURING, SCREENING, TESTING, STORING,
                  AND DELIVERY OF TISSUE TO OSTEOTECH FOR PROCESSING...........5

         1.1.5    COMPLIANCE WITH APPLICABLE STANDARDS.........................5

         1.1.6    DONOR RECORDS................................................8

    1.2  PROCESSING RESPONSIBILITIES OF OSTEOTECH..............................9

         1.2.1    GENERAL UNDERTAKING..........................................9

         1.2.2    PROCESSES AND METHODS.......................................10

         1.2.3    PROCESSING CONSIDERATIONS...................................10


2.  STORAGE, SHIPPING, REGULATORY COMPLIANCE AND LABELING.....................12

    2.1  POSSESSION AND STORAGE OF TISSUE.....................................12

    2.2  SHIPPING.............................................................13

    2.3  CERTAIN JOINT COMPLIANCE RESPONSIBILITIES............................14

    2.4  LIABILITY............................................................15

    2.5  RECORDS AND REPORTS..................................................19

    2.6  NEW TISSUE FORM DEVELOPMENT..........................................20

    2.7  NON-PROPRIETARY NEW PRODUCTS.........................................21

    2.8  OTHER SERVICES.......................................................21

    2.9  PUBLICATION AND PUBLIC DISCLOSURE OF SCIENTIFIC INFORMATION..........21


3.  FINANCIAL TERMS...........................................................23


4.  CONFIDENTIALITY AND CERTAIN OTHER COVENANTS...............................23

    4.1  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION...........................23

    4.2  NON-SOLICITATION OF SALES AGENTS.....................................25

    4.3  OSTEOTECH SALES AGENTS...............................................25


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    4.4  SURVIVING PROVISIONS.................................................25


5.  TERM OF AGREEMENT.........................................................25


6.  TERMINATION...............................................................25


7.  INSURANCE.................................................................26


8.  FORCE MAJEURE.............................................................27


9.  BINDING AGREEMENT; ASSIGNMENT.............................................27


10. NAME, EMBLEM, PACKAGING, TECHNOLOGY AND TRADEMARK.........................28


11. NOTICES...................................................................29


12. ENTIRE AGREEMENT..........................................................29


13. MODIFICATION..............................................................29


14. APPLICABLE LAW............................................................30


15. WAIVER....................................................................30


16. INDEPENDENT CONTRACTOR....................................................30


17. SEVERABILITY..............................................................30


18. SUCCESSORS................................................................30


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                    AMENDED AND RESTATED PROCESSING AGREEMENT


     This Amended and Restated Processing Agreement (this "Agreement") is made as of September 11, 2000 by Musculoskeletal Transplant Foundation, ("MTF"), a nonprofit District of Columbia corporation, Biocon, Inc., a nonprofit District of Columbia corporation and the controlling parent corporation of MTF ("Biocon"; for purposes of this Agreement the term "MTF" shall include Biocon and all existing and future affiliates of MTF), and Osteotech, Inc. ("Osteotech"), a Delaware corporation as follows:

     WHEREAS, Osteotech provides high-quality tissue processing services ("Processing") and other related services to entities engaged in procuring and distributing human bone and related connective soft tissue for transplantation (collectively, "Tissue"); and

     WHEREAS, MTF, directly, or by or through Biocon and/or other affiliates of MTF, procures and distributes Tissue from various sources, and wishes to contract with Osteotech to process such Tissue; and

     WHEREAS, MTF wishes to obtain Tissue Processing services from Osteotech and Osteotech desires to perform such Tissue Processing services for MTF under the following agreed terms and conditions; and

     WHEREAS, Osteotech and MTF are parties to a Processing Agreement dated as of April 1, 1997 (the "Prior Processing Agreement"), and desire that this Agreement supersede and replace the Prior Processing Agreement in its entirety except as otherwise provided herein.

     NOW, THEREFORE, the parties agree as follows:

     1. DELIVERY AND PROCESSING OF TISSUE

          1.1 MTF Commitment to Deliver Tissue for Processing

               1.1.1 Engagement of Osteotech. MTF hereby engages Osteotech as a provider of Tissue Processing.

               1.1.2 Commitment to Deliver Tissue for Processing.

                    (a) Upon the effective date of this Agreement, MTF shall be required to deliver to Osteotech a good faith forecast of the number of donors it expects to deliver to Osteotech for Processing in accordance with this Agreement in each calendar month during the twelve (12) calendar month period immediately following such effective date. Such forecast shall be a rolling twelve
                         (12) calendar month forecast and MTF shall be required to update such forecast monthly so that it always covers a twelve (12) month period by providing Osteotech with a good faith forecast of the number of donors MTF expects to deliver to Osteotech for Processing in accordance with this


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                         Agreement  through and  including  the  twelfth  (12th)
                         calendar month of the twelve (12) calendar month period commencing with the calendar month in which such updated forecast is required to be delivered. Such updated forecast must be received by Osteotech no later than the first (1st) business day of each month. (For example, on September 1, 2000 (the effective date of this Agreement), MTF shall provide a forecast to Osteotech which covers each of the twelve (12) months through and including August, 2001. No later than October 2, 2000 (the first business day of October,
                         2000) MTF shall deliver to Osteotech a forecast that covers September, 2001 so that the rolling forecast would then cover the period from October 2000 through and including September 2001.) In the event Osteotech fails to receive such updated forecast from MTF by the first (1st) business day of each month, the number of donors forecast for such twelfth (12th) month shall be deemed to be the same number of donors forecast for the month immediately preceding such twelfth (12th) month. (For example, if Osteotech does not receive the twelve
                         (12) month forecast that includes September 2001 on or before October 2, 2000, the number of donors forecast for September 2001 shall be deemed to be the same number of donors forecast for August 2001 in the prior twelve (12) month forecast provided to Osteotech in September 2000.)

                    (b) MTF shall have the right to increase or decrease the number of donors which are projected to be delivered to Osteotech in any month covered by MTF's forecast, provided that MTF gives Osteotech notice of any such change at least ninety (90) days prior to the first
                         (1st) business day of the month being changed.***

                    (c) Osteotech shall have the right to reduce the number of donors it will process for MTF pursuant to this Agreement as projected in MTF's forecast, provided that Osteotech gives MTF notice of such reduction at least ninety (90) days prior to the first (1st) business day of the month being changed.

                    (d) Osteotech shall have the right to refuse to process donors provided to it by MTF to the extent such donors exceed the

----------
*** Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.


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


                         forecast provided by MTF or based upon regulatory or safety concerns as reasonably determined by Osteotech. In the event Osteotech decides to refuse to process a donor it must notify MTF of its decision to do so and explain its reasons for doing so no later than the close of business on the fifth (5th) business day after Osteotech receives from MTF all required paperwork relating to such donor. If Osteotech fails to provide such notice of refusal to process to MTF within such time period, Osteotech will be deemed to have accepted such donor and will be required to process such donor in accordance with this Agreement.

                    (e)  ***

               1.1.3 Delivery of Tissue for Processing of Grafton(R)DBM Products and Bioimplants.

                    (a) At Osteotech's request, MTF shall use its Best Efforts to provide to Osteotech for Processing (i) Tissue suitable for Processing into Grafton(R)DBM products and any products that are line extensions (as defined herein) of Grafton(R)DBM products sufficient to meet Osteotech's good faith forecast of hospital/end user demand for such products; and (ii) Tissue suitable for Processing into bioimplants in the form of threaded cylinder dowels ("Bioimplants"), including without limitation the bio-d(TM)Threaded Cortical Bone Dowel, and any products that are line extensions of the bio-d(TM) Threaded Cortical Bone Dowel, in each case in quantities which are sufficient to meet Osteotech's good faith forecast of hospital/end user demand for such products. For purposes of this Agreement, Grafton(R)DBM products and Bioimplants and any line extensions of such products are referred to as "Proprietary Products." MTF may request that Osteotech provide reasonable supporting information for any Proprietary Product forecast that MTF disputes in good faith. If such supporting information is confidential, Osteotech may require that it be revealed only to a mutually agreeable third party as contemplated in
                         Section 1.1.5(d) hereof. The parties agree to use their respective Best Efforts to resolve any disputes regarding such forecasts.


----------
*** Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.


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


                    (b)  ***

                    (c)  ***

                    (d) MTF shall screen Donors using criteria provided by Osteotech to determine which Tissue is suitable for Grafton(R) DBM products and which Tissue is suitable for Bioimplants. Notwithstanding anything to the contrary contained herein, if MTF determines in good faith that Tissue which would satisfy such criteria is necessary to meet the demand for other products processed for MTF by Osteotech pursuant to this Agreement, MTF may direct Osteotech to process such Tissue for such other products rather than for Grafton(R) DBM products or Bioimplants.***

                    (e) For purposes of this Agreement, "line extension" shall mean, with respect to Osteotech's Grafton(R) DBM and bio-d(TM) products in existence as of the date of this Agreement ("Current Proprietary Products"), any derivative or variation of a Current Proprietary Product that is processed from substantially the same Tissue components, is of substantially the same configuration and function as the Current Proprietary Product from which it is derived, and has a comparable monetary yield per donor (plus or minus 20%) as the Current Proprietary Product from which it is derived. In the event Osteotech shall develop a line extension of a Current Proprietary Product, it shall provide MTF with a good faith estimate of the expected sales of such new product for the initial six (6) months of its commercialization.***


----------
*** Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.


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


                    (f) For purposes of this Agreement, "Best Efforts" shall mean, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances.

                    (g) Notwithstanding anything to the contrary contained herein, it is the intent of the parties to act in good faith and use their Best Efforts to not allow back-orders or inventory shortfalls to occur and to elimnate back-orders and inventory shortfalls when they do occur as soon as possible.***

                    (h) For purpose of this Agreement, inventory shall include inventory maintained at both MTF and Osteotech.***

                    (i) *** The parties agree to use their respective Best Efforts to resolve any dispute as to whether a specific Proprietary Product is anatomically unfeasible to produce.

               1.1.4 Costs of Procurement and Delivery. As between the parties hereto, MTF shall be responsible for the costs of procuring, screening, testing, storing, and delivery of Tissue to Osteotech for Processing.

               1.1.5 Compliance With Applicable Standards.

                    (a) Compliance with Recovery Standards. All Tissue delivered to Osteotech for Processing pursuant to this Agreement shall conform to all standards, guidelines, rules, regulations and laws applicable to the donation, recovery, and suitability of Tissue (the "Recovery Standards"). The Recovery Standards shall include applicable standards and requirements relating to donor


----------
*** Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.


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


                         referral, informed consent, tissue recovery, pre-processing storage, packaging and shipping of pre-processed Tissue and all records, activities and standards related to obtaining, testing, documenting and evaluating serological test results; obtaining, documenting and evaluating medical history and lifestyle data; and related organizational, management and quality assurance activities as may be contained in
                         (i) applicable laws, regulations, and guidelines of the United States Food and Drug Administration ("FDA");
                         (ii) applicable standards and guidelines promulgated by the American Association of Tissue Banks ("AATB");
                         (iii) applicable laws and regulations of other U.S. federal, state and local government agencies with jurisdiction over the procurement and distribution of human musculoskeletal tissue; (iv) applicable laws and regulations of non-U.S. jurisdictions where such Tissue Processed by Osteotech is procured pursuant to this
                         Agreement or distributed by or on behalf of MTF; (v) MTF's standard operating procedures ("SOPs"), as may be amended from time to time by MTF; and (vi) Osteotech's standards for recovered Tissue, to the extent applicable to MTF-supplied Tissue, as specified in Osteotech's SOPs, as may be amended from time to time by Osteotech and as provided to MTF in advance of their effectiveness. If interpretation of the Recovery Standards is required or if there is a disagreement about the interpretation of the Recovery Standards, MTF and Osteotech will attempt to negotiate a resolution in good faith. If such interpretations or disagreements are not resolved by the parties, the parties will mutually agree to a third party who will assist the parties in arriving at a resolution.

                    (b)  Compliance with Applicable  Processing  Standards.  MTF shall comply with the Processing Standards (as hereinafter defined) to the extent applicable to MTF's activities as contemplated hereunder.

                    (c)  Standard   Operating   Procedures.   Each  of  MTF  and
                         Osteotech shall make available to the other a copy of its SOPs and copies of any material amendments to its SOPs promptly after such material amendments are adopted; provided, however, that doing so will not require such party to disclose any trade secrets, technical know how or unpublished scientific data or technical art to the other party.


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


                    (d)  Reciprocal Audit Rights.

                         (i) Upon reasonable notice and at its own expense, each of Osteotech, on the one hand, and MTF, on the other hand, shall have the right to conduct an annual audit of the other party's facilities and records related to regulatory compliance and, in the event there are repeated significant defects in such other party's compliance with its SOPs or any applicable Recovery Standards or Processing Standards, as the case may be, each of Osteotech, on the one hand, and MTF, on the other hand, may conduct such additional audits of the other party's facilities and records related to regulatory compliance as are reasonably necessary to ensure that such defects have been rectified. Notwithstanding the foregoing, in any such audit MTF will be entitled to review Osteotech's records only to the extent such records relate to donors delivered to Osteotech for Processing pursuant to this Agreement and Osteotech will be entitled to review MTF's records only to the extent such records relate to donors delivered to Osteotech for Processing pursuant to this Agreement.

                         (ii)  Osteotech  will grant  designated  MTF  personnel
                         access to its facilities to observe all steps of Processing for the purpose of conducting a standard MTF inspection of Osteotech's compliance with the Processing Standards conducted pursuant to this Section 1.1.5(d). As part of this inspection, all Processing Standards will be made available to the inspectors; provided, that such access will not require Osteotech to reveal any proprietary know-how or trade secrets unless it is necessary to MTF's understanding of whether Osteotech is in compliance with the Processing Standards and to the extent applicable to Osteotech, the Recovery Standards, and then, in such case, such information and documents shall be revealed only to a mutually agreeable third party. Such third party will have access to such proprietary know-how and trade secrets only if it signs a confidentiality agreement satisfactory to Osteotech. If such personnel require access to Osteotech's clean rooms, the personnel must have on file with Osteotech appropriate blood serum test results and such other appropriate test results as Osteotech may require prior to such personnel being granted access to Osteotech's clean rooms. Osteotech may, at its sole discretion, refuse any individual access to Osteotech's clean rooms for cause. Such denial of access will not be a violation of this Agreement

                         (iii) MTF will grant designated Osteotech personnel access to its facilities to observe MTF's Tissue recovery activities for the


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                         purpose of conducting a standard  Osteotech  inspection
                         of MTF's compliance with the Recovery Standards and to the extent applicable to MTF, the Processing Standards pursuant to this Section 1.1.5(d). As part of this
                         inspection,   all  Recovery   Standards  will  be  made
                         available to the inspectors; provided, that such access will not require MTF to reveal any proprietary know-how or trade secrets unless it is necessary to Osteotech's understanding of whether MTF is in compliance with the Recovery Standards and to the extent applicable to MTF, the Processing Standards, and then, in such case, such information and documents shall be revealed only to to a mutually agreeable third party. Such third party will have access to such proprietary know-how and trade secrets only if it signs a confidentiality agreement satisfactory to MTF

                    (e) Meetings. Osteotech will arrange with MTF to hold regular meetings to discuss Processing and other related issues. At these meetings the following information will be discussed, along with any other relevant information related to the Processing Standards and Recovery Standards, the approval of donors for Processing and the release of donors for
                         Processing: Donors released month to date, Grafton(R) DBM product releases, Bioimplant releases, rework list, unprocessed Donor list at Osteotech, Grafton(R) DBM products and Bioimplants WIP lists, and list of raw Tissue at Osteotech for Grafton(R) DBM products, Bioimplants and other demineralized Tissues.

                    (f) Serology Testing. MTF shall be responsible for the performance of all serology testing on each donor procured pursuant to this Agreement which shall be performed by a laboratory certified by the Department of Health and Human Services under the Clinical Laboratory Improvement Amendments of 1988. The results of such tests will be forwarded to Osteotech promptly in accordance with the Recovery Standards and the Processing Standards. In addition, if MTF becomes aware of adverse test results from tests performed by another party (e.g. eye bank, etc.) on tissue or organs obtained from a donor procured by MTF and to be processed by Osteotech, MTF shall notify Osteotech of such test results promptly after MTF becomes aware of such test results.

          1.2 Donor Records

                    (a) MTF will obtain and maintain complete and accurate records as required of MTF by the Recovery Standards (including without


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                         limitation  Donor  medical  history,  Donor  life style
                         information, serology and blood culture testing), as well as records with respect to (i) inventory of Tissue shipped to Osteotech pursuant to this Agreement; (ii)
                         inventory   of  Tissue   processed   pursuant  to  this
                         Agreement and received by MTF from Osteotech; and (iii) the receipt and processing of all end user orders received from MTF's customers who utilize the Tissue processed by Osteotech pursuant to this Agreement.

                    (b) MTF shall also obtain and forward to Osteotech, in English, such records, within the requisite time period, as may be reasonably necessary to satisfy all of the Processing Standards, including, but not limited to, Donor medical history, donor life style information and all donor testing information.

                    (c) In the event any regulatory agency audits or otherwise inspects MTF's facilities or records and requires information maintained by Osteotech relating to the Processing of MTF Tissue by Osteotech, Osteotech will provide MTF with such information as is necessary to satisfy any such request by any such regulatory agency.

                    (d) In the event any regulatory agency audits or otherwise inspects Osteotech's facilities or records and requires information maintained by MTF relating to MTF's recovery, screening and testing of Tissue Processed for MTF by Osteotech, MTF will provide Osteotech with such information as is necessary to satisfy any such request by any such regulatory agency.

          1.2 Processing Responsibilities of Osteotech

               1.2.1 General Undertaking

                    (a) Processing and packaging of Tissue received by Osteotech pursuant to Section 1.1.2 into then currently available finished units of Tissue shall be conducted by Osteotech pursuant to the Processing Standards in accordance with Section 1.2.2. For purposes hereof, Processing shall include all operations necessary to prepare procured Tissue for transplantation.

                    (b) Osteotech shall, upon reasonable prior written notice from MTF and subject to MTF's compliance with its obligations under Section 1.1.3 hereof, permit MTF to change the production plan for a donor determined pursuant to Section 1.2.3(a).


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               1.2.2 Processes and Methods

                    (a) Processing of Tissue will be performed by Osteotech under applicable Processing Standards. "Processing Standards" shall mean all standards, guidelines, rules, regulations and laws applicable to the Processing, storage, packaging, labeling, and shipping of Tissue by Osteotech. The Processing Standards shall include (i) applicable laws, regulations, and guidelines of the FDA; (ii) applicable standards and guidelines promulgated by the AATB; (iii) applicable laws and regulations of other U.S. federal, state and local government agencies with jurisdiction over the processing and distribution of human musculoskeletal tissue; (iv) applicable laws and regulations of non-U.S. jurisdiction where Tissue processed by Osteotech is procured or distributed by or on behalf of MTF; (v) MTF's SOPs, as may be amended from time to time by MTF and as provided to Osteotech in advance of their effectiveness; and (vi) Osteotech's SOPs. If interpretation of the Processing Standards is required or if there is a disagreement about the interpretation of the Processing Standards, MTF and Osteotech will attempt to negotiate a resolution in good faith. If such interpretations or disagreements are not resolved by the parties, the parties will mutually agree to a third party who will assist the parties in arriving at a resolution.

                    (b) In the event the FDA, any other applicable regulatory agency or the AATB, implements new or additional regulations applicable to Tissue, Osteotech and MTF shall each implement such changes to its SOPs as are necessary to comply with such regulations. In the event Osteotech is unable or unwilling to implement such changes, MTF shall have the remedy set forth in Section
                         6.3 and in the event MTF is unable or unwilling to implement such changes, Osteotech shall have the remedy set forth in Section 6.3.

               1.2.3 Processing Considerations

                    (a)  Subject to MTF's compliance with its obligations  under
                         Section 1.1.3 hereof, MTF will pre-plan, including a written primary and secondary donor plan, the expected production from each donor at least three (3) working days prior to the scheduled day of Processing. Upon inspection of the Tissue in the Processing Rooms, if the Tissue cannot be processed according to either the primary or secondary donor plan Osteotech will use its Best Efforts to process the donor in accordance with prior general guidelines to maximize the yield from the donor.

                    (b) Osteotech may present valid evidence to MTF if Osteotech determines that FDA, AATB or other applicable government agency mandated changes in processing techniques or the quality and condition of MTF Tissue prevents the achievement of the planned yield provided for in subsection (a). The parties agree to discuss the implications of such parameters and to determine a reasonable yield based on such new requirements.

                    (c) MTF and Osteotech shall each undertake reasonable efforts to present a consistent flow of donors and Tissue to the other with the goal of minimizing second-half-of-month bunching of Donors and Tissue. Subject to the foregoing sentence and to Osteotech's right to refuse to process donors pursuant to Section 1.1.2(d) hereof, donors received at Osteotech for Processing pursuant to this Agreement will be processed within a reasonable period of time (which shall be reviewed at the meetings provided for in Section 1.1.5(e)) from the time all required, complete and accurate donor documentation as specified by the Processing Standards is received at Osteotech. Subject to the foregoing, Osteotech will use commercially reasonable efforts to complete the Processing of Tissue delivered to it pursuant to this Agreement and deliver such processed Tissue to MTF within a reasonable period of time. Once Processing of the donor is complete, subject to the provisions of Section 2.1, all Tissue will be shipped to MTF upon final inspection and release thereof by Osteotech's Quality Assurance Department. Osteotech will advise MTF no later than the following business day if there will be a material delay in the commencement of Processing of donors which have been released from Osteotech's Quality Assurance Department.

                    (d) If the release of processed Tissue back to MTF is delayed due to (i) Tissue histology of unknown etiology; or (ii) microbial contamination of final product, Osteotech will notify MTF of the reason for the hold and the approximate time period expected for the hold (in weeks).

                    (e) Osteotech will maintain a quality assurance program, the goal of which is to achieve zero defect Processing. To the extent there are rejects of Tissue, it is Osteotech's goal that such rejects of Tissue be no more than an average of five per cent (5%) of Tissue initially processed per Donor (not taking into account any reworks). All rejected Tissue that can be reworked will be reworked and returned to MTF within ten (10) weeks from the time of rejection.

                    (f) MTF shall use its Best Efforts to establish and maintain a queue of planned donors at Osteotech's facility to insure that there are enough donors to meet each week's donor Processing requirements in accordance with the forecast provided pursuant to Section 1.1.2 hereof, provided however that MTF will be deemed to have satisfied its obligation under this Section 1.2.3(f) if it fails to maintain such a queue of donors as a result of an event or condition that is not within the control of MTF.

     2. STORAGE, SHIPPING, REGULATORY COMPLIANCE AND LABELING

          2.1 Possession and Storage of Tissue

                    (a) Tissue delivered to Osteotech for Processing pursuant to this Agreement and any finished units or other byproducts derived from such Tissue shall be held by Osteotech on behalf of MTF at all times until delivery thereof to MTF or pursuant to MTF's instructions, except that MTF may grant Osteotech written permission to use excess Tissue for research purposes. In accordance with the National Organ Transplant Act and the Uniform Anatomical Gift Act (i) neither MTF nor Osteotech shall buy, sell, or trade banked human tissue; and (ii) MTF and Osteotech may market recovery, testing, processing, storage, distribution and other services in compliance with state and federal law and in accordance with the terms of this Agreement.

                    (b) To the extent Osteotech stores any Tissue delivered to it pursuant to this Agreement, including but not limited to MTF Grafton(R) DBM and Bioimplants inventory, such storage shall be in compliance with all applicable portions of the Processing Standards. Except as provided in Section 2.1(c) and Section 2.2(e) hereof, MTF shall bear the risk of loss for all Tissue delivered to Osteotech pursuant to this Agreement.

                    (c)  ***


----------
*** Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

          2.2 Shipping

                    (a) Except as otherwise provided in a written document signed by both Osteotech and MTF and other than demineralized bone, Tissue used for Grafton(R) DBM products or Bioimplants and items being reworked, Osteotech shall ship all finished units of Tissue derived from a Donor received for Processing pursuant to this Agreement to MTF in one shipment by a carrier designated by MTF. Osteotech shall ship finished units of Grafton(R) DBM products and Bioimplants processed by Osteotech pursuant to this Agreement to MTF upon release from Osteotech's Quality Assurance Department, except that in the case of finished units of MTF Grafton(R) DBM products and Bioimplants inventory which have been released by Osteotech's Quality Assurance Department, Osteotech will ship such units to MTF upon and in accordance with MTF's order. Any item being reworked will be shipped back to MTF as soon as it is completed and released by Osteotech's Quality Assurance Department. MTF shall be responsible for payment of all shipping costs.

                    (b)  Osteotech  shall ship all  finished  units of Tissue in shipping containers which meet the requirements specified in the Processing Standards. All packaging and shipping containers must be validated and the validation studies shall be available for review by MTF's Quality Assurance and Regulatory Affairs Departments.

                    (c) Osteotech shall clearly label each shipping container as containing transplantable tissue and with the addresses of both the shipping and receiving facility. Such labeling shall meet the specifications included in the Processing Standards.

                    (d) Each shipment from Osteotech shall include a packaging slip listing the contents and corresponding donor lot and batch numbers, if applicable. All tissue containers in each shipment shall be packed with sufficient materials between containers so that breakage will be minimized.

                    (e) MTF will promptly notify Osteotech of any damage to the finished units of Tissue during shipment thereof.
                         Osteotech will file a claim against the shipping carrier for the amount of damage up to the amount insured. The amount recovered from the shipping carrier for claims will be passed on to MTF within ten (10) days of receipt by Osteotech. Osteotech shall have no liability for any damage to finished Tissue incurred during shipping, except to the extent Osteotech fails to ensure that the shipping carrier has the aforementioned insurance or except where such damage is caused by the negligence or misconduct of Osteotech or its agents (other than the carrier) or employees.

                    (f) Osteotech shall pay for shipping, and related costs arising from the return of finished units of Tissue to Osteotech due to complaints which are shown to have been caused by defects in Osteotech's workmanship or Osteotech's failure to comply with the Processing Standards, except for Tissue damaged during shipment, as specified in (e) above.

          2.3 Certain Joint Compliance Responsibilities

                    (a) MTF shall comply with applicable laws, regulations and guidelines as required under Section 1.1.5 Osteotech shall comply with applicable laws, regulations and guidelines as required under Section 1.2.2. In instances where the party's compliance responsibilities overlap, or where otherwise necessary and appropriate, each party shall use its Best Efforts to cooperate with and assist the other party in such other party's regulatory compliance activities. If a difference arises as to which party is responsible for meeting a particular regulatory compliance responsibility, MTF and Osteotech will attempt to negotiate a resolution in good faith. If the difference is not resolved by the parties, MTF and Osteotech will agree on a third party who will assist the parties in arriving at a resolution. Notwithstanding the foregoing, it is agreed that both MTF and Osteotech shall have regulatory compliance responsibility with respect to labeling, including without limitation, product inserts, label content, sales sheets, advertising and product brochure wording and marketing clearance. If a difference arises with regard to such joint compliance responsibilities, MTF and Osteotech will attempt to negotiate a resolution in good faith. If the difference is not resolved, MTF and Osteotech will agree on a third party who will assist the parties in arriving at a resolution.

                    (b) Containers of finished units of Tissue processed by Osteotech for MTF must bear a standard MTF bone product label, approved by Osteotech and MTF, that contains the product name and identity code, donor number and expiration date.

                    (c) Osteotech shall bear the costs of producing labels in conformance with the Processing Standards. If the labels and/or package inserts are changed by request of MTF, MTF will bear the costs of these changes, including label inventory replacements.

                    (d) All labeling will be in accordance with Sections 2.2(c), 2.2(d) and the Processing Standards.

                    (e) Specifications for all Tissue products to be processed from MTF donors will be developed and approved according to MTF and Osteotech SOPs. Requests to Osteotech about its ability to accomplish special specifications and for labeling changes, including package inserts, will be made in writing by MTF and will receive a written response from Osteotech within a reasonable period of time.

          2.4 Liability

                    (a) Indemnification by Osteotech. Osteotech agrees to defend, hold harmless, and indemnify MTF and its member organizations against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by MTF or any of its member organizations arising from (i) a breach or default by Osteotech of any of its representations, warranties or covenants contained in this Agreement;
                         (ii) a defect in any finished unit of Tissue processed by Osteotech under this Agreement to the extent such defect results from an error or omission by Osteotech (including any employee or agent of Osteotech or other person to whom Osteotech has delegated any Processing activities or any Processing related activities hereunder), or from a failure of workmanship, by Osteotech; (iii) any medical claim made by any employee or authorized agent of Osteotech regarding any MTF Tissue processed by Osteotech (A) which is required by applicable laws or regulations to be approved by a relevant regulatory agency and has not been so approved and/or (B) which is not supported by credible objective scientific evidence; or (iv) a false and misleading representation made by any employee or authorized agent of Osteotech regarding any MTF Tissue processed by Osteotech.

                    (b) Indemnification by MTF. MTF agrees to defend, hold harmless, and indemnify Osteotech against any damages, litigation costs, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered  by  Osteotech  arising  from (i) a breach  or
                         default by MTF of any of its representations, warranties or covenants contained in this Agreement;
                         (ii) a defect in any finished unit of Tissue processed by Osteotech under this Agreement to the extent such defect results from an error or omission by MTF (including any employee or agent of MTF or other person to whom MTF has delegated any Tissue recovery or distribution activities or any Tissue recovery or distribution related activities hereunder), in connection with its Tissue recovery and distribution activities, including without limitation any testing performed by or at the direction of MTF; (iii) any medical claim made by any employee or authorized agent of MTF regarding any MTF Tissue processed by Osteotech
                         (A) which is required by applicable laws or regulations to be approved by a relevant regulatory agency and has not been so approved and/or (B) which is not supported by credible objective scientific evidence; or (iv) a false and misleading representation made by any employee or authorized agent of MTF regarding any MTF Tissue processed by Osteotech.

                    (c)  Indemnification  Procedures. For purposes of subsection
                         (a) above, Osteotech shall be the "indemnifying party" and MTF shall be the

                         "indemnified  party" and for the purposes of subsection
                         (b) above, MTF shall be the "indemnifying party" and Osteotech shall be the "indemnified party." The obligations and liabilities of the indemnifying party hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                         (i) The indemnified party shall give written notice to the indemnifying party of any assertion of liability by a third party which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity contained in Section 2.2(a) hereof, or Section 2.2(b) hereof, as the case may be, stating the nature and basis of said assertion and the amount thereof, to the extent known, within five (5) business days after an officer of the indemnified party learns of the claim or receives notice thereof. Failure to give such notice within five
                              (5) business days may, at the indemnifying party's option, result in a reduction in any subsequent indemnification payment by an amount equivalent to the expenses and/or losses demonstrated to have been caused by such delay in notification.

                         (ii) In the event any  action,  suit or  proceeding  is
                              brought against the indemnified party, with respect to which the indemnifying party may have liability under the indemnity agreement contained in subsection (a) or (b) hereof, as the case may be, the action, suit or proceeding shall, upon the written agreement of the indemnifying party that it is obligated to indemnify under the indemnity agreement contained in subsection (a) or (b) hereof, as the case may be, be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to be represented by advisory counsel and accountants, at its own expense, and shall be kept fully informed of such action, suit or proceeding at all stages thereof, whether or not it is so represented. The indemnifying party shall make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such proceedings or litigation. The parties will render to each other such assistance as they may reasonably require in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                        (iii) The   indemnifying   party   shall  not  make  any
                              settlement of any claims without the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

                         (iv) The   indemnified   party   shall   not  make  any
                              settlement of any claims without the written consent of the indemnifying party.

                    (d) Release of Claims by MTF. Except for: (1) sums and monies which are due or owing to MTF from Osteotech in the ordinary course of its business relations with Osteotech; (2) any claims based upon Osteotech's misuse or infringement of any intellectual propoerty of MTF;
                         (3) Osteotech's obligations under Section 2.2 (Liability and Indemnification) of the Prior Processing Agreement (it being understood that notwithstanding any other provision herein to the contrary, the provisions of Section 2.2 of the Prior Processing Agreement shall survive in accordance with their terms with respect to any facts, events, actions or omissions which occurred or arose during the term of the Prior Processing Agreement); (4) Osteotech's obligations under Section
                         4.1 (Confidentiality) of the Prior Processing Agreement (it being understood that notwithstanding any other provision herein to the contrary, the provisions of
                         Section 4.1 of the Prior Processing Agreement shall survive in accordance with their terms with respect to any facts, events, actions or omissions which occurred or arose during the term of the Prior Processing Agreement, including without limitation any such facts, events, actions or omissions which relate to any Confidential Information of MTF disclosed to Osteotech during the term of the Prior Processing Agreement); and
                         (5) Osteotech's obligations under this Agreement that arise on and after the date of this Agreement; MTF on behalf of and for itself and its subsidiaries, affiliates, parents, employees, officers, directors, employees, shareholders, successors and assigns hereby freely and unconditionally releases, acquits and forever discharges Osteotech and its parents, subsidiaries, affiliates, employees, directors, officers, shareholders, successors and assigns from any and all manner of actions, causes of action, claims, obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether in law or equity, based upon any breach or default by Osteotech of any provision, covenant, representation or obligation of or under the Prior Processing Agreement. MTF represents and warrants to Osteotech that neither Biocon nor MTF have heretofore assigned or transferred, or purported to assign or transfer, any claim, obligation, demand, debt, liability or cause of action herein released.

                    (e) Release of Claims by Osteotech. Except for: (1) sums and monies which are due or owing to Osteotech from MTF in the ordinary course of its business relations with MTF, including without limitation any fees for Processing owed by MTF to Osteotech under the Prior Processing Agreement; (2) any claims based upon or arising out of MTF's misuse or infringement of any intellectual property of Osteotech; (3) MTF's obligations under Section 2.2 (Liability and Indemnification) of the Prior Processing Agreement (it being understood that notwithstanding any other provision herein to the contrary, the provisions of
                         Section 2.2 of the Prior Processing Agreement shall survive in accordance with their terms with respect to any facts, events, actions or omissions which occurred or arose during the term of the Prior Processing Agreement); (4) MTF's obligations under Section 4.1 (Confidentiality) of the Prior Processing Agreement (it being understood that notwithstanding any other provision herein to the contrary, the provisions of
                         Section 4.1 of the Prior Processing Agreement shall survive in accordance with their terms with respect to any facts, events, actions or omissions which occurred or arose during the term of the Prior Processing Agreement, including without limitation any such facts, events, actions or omissions which relate to any Confidential Information of Osteotech disclosed to MTF during the term of the Prior Processing Agreement); and
                         (5) MTF's obligations under this Agreement that arise on and after the date of this Agreement; Osteotech on behalf of and for itself and its subsidiaries, affiliates, parents, employees, shareholders, successors and assigns hereby freely and
                         unconditionally    releases,    acquits   and   forever
                         discharges MTF and its parents, subsidiaries, affiliates, employees, directors, officers, shareholders, successors and assigns from any and all manner of actions, causes of action, claims, obligations, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether in law or equity, based upon any breach or default by MTF of any provision, covenant, representation or obligation of or under the Prior Processing Agreement. Ostoetech represents and warrants to MTF that Ostoetech has not heretofore assigned or transferred, or purported to assign or transfer, any claim, obligation, demand, debt, liability or cause of action herein released.

                    (f) Covenant Not to Sue. MTF and Osteotech each agree and covenant to the other that with regard to those matters which it has released as described herein, it will never institute a lawsuit or administrative proceeding, nor will it assert any claim of any nature against any person or entity hereby released with regard to any such matters which have been released.

                    (g) Settlement. This Agreement effects the settlement of potential claims which are denied and contested. Nothing contained herein shall be construed as an admission by any party hereto of any liability of any kind to any other party. Each of the parties hereto denies any liability in connection with any claim and intends hereby solely to avoid litigation and establish the basis for a mutually beneficial continuation of the business relationship between the parties.

                    (h) Settlement Negotiations. All actions taken and statements made by the parties hereto or their representatives relating to their participation in drafting this Agreement, including its development and implementation, were taken and made in the context of privileged settlement negotiations, and shall be without prejudice or value as precedent, and shall not be taken as a standard by which other matters may be judged or against which other matters may be compared. Neither this Agreement nor statements made in negotiations of it shall be used by any party hereto, or any third-party in any court or tribunal or formal or informal dispute resolution proceedings, mediation, or otherwise, to create or interpret any obligations by any party under this Agreement.

                    (i) The provisions of this Section 2.4 shall survive termination of this Agreement.

          2.5 Records and Reports

                    (a) Osteotech shall maintain complete and accurate records concerning Tissue received by Osteotech pursuant to this Agreement, Tissue processed pursuant to this Agreement and in storage at Osteotech and finished units of Tissue stored and shipped by Osteotech pursuant to this Agreement. Such records shall be available to MTF during normal business hours upon reasonable advance notice at MTF's expense. Osteotech shall not be required to produce any data other than data which it is required to obtain and maintain by the Processing Standards.

                    (b)  In addition to the  information  provided in subsection
                         (a), Osteotech shall provide the following reports on each MTF donor in a timely manner showing Tissue processed and shipped by Osteotech:

                                  Daily Reports

                         List of donor Releases to MTF

                                 Weekly Reports

                         Pending donor List

                         Listing of donors processed during prior week with detailed processing notes

                                 Monthly Reports

                         Grafton(R)DBM and Bioimplants Releases by Serial Number in inventory at Osteotech

                    (c) Osteotech shall ensure that all information pertaining to MTF will be disclosed only to those Osteotech personnel with a need-to-know who have signed Osteotech's standard confidentiality agreement.

                    (d) Osteotech shall notify MTF prior to the release of any identifying information, such as the donor identifying number, related to any donor delivered to Osteotech pursuant to this Agreement where such release is legally required by a regulatory or governmental agency or court or administrative order or subpoena. The provisions of this Section 2.5 (d) shall survive termination of this Agreement.

                    (e) In connection with the marketing and distribution of Grafton(R) DBM products and Bioimplants, during the course of each month and in the case of monthly reports, no later than the tenth (10th) business day following the end of the month, MTF shall provide to Osteotech such reports and data as Osteotech may reasonably request, including hospital/end user sales of such products detailed by account.

                    (f) Osteotech will periodically (no less than once every six (6) months) provide MTF with a list of the agents who are marketing Grafton(R) DBM products and Bioimplants that bear MTF's label and the territories they are covering; provided such information shall be treated as Osteotech's Confidential Information pursuant to Section 4.1 hereof.

          2.6 New Tissue Form Development

               It is the understanding of MTF and Osteotech that each of them may independently develop new Tissue forms and/or processes or improve upon existing products and/or processes.

                    (a) Subject to subsection (c), Osteotech shall own all rights, title and interest in and to all information, technology, data, inventions, products, and processes, conceived, made or developed solely by employees of Osteotech as well as the intellectual property rights based thereon, including but not limited to copyrights and patent rights.

                    (b) Subject to subsection (c), MTF shall own all rights, title and interest in and to all information, technology, data, inventions, products, and processes, conceived, made or developed solely by employees of MTF as well as the intellectual property rights based thereon, including but not limited to copyrights and patent rights.

                    (c) Any joint development of information, technology, data, inventions, products, and processes, shall be conducted pursuant to a formal written development agreement signed by Osteotech and MTF and a development budget for the project agreed to in writing by Osteotech and MTF.

                    (d) The provisions of this Section 2.6 shall survive termination of this Agreement.

               2.7 Non-Proprietary New Products

               It is understood and agreed that Osteotech may develop new information, technology, data, inventions, products, and processes (collectively, "new products") on its own or jointly with its other Tissue processing clients and that certain of such new products may not be subject to trade secret, patent or copyright protection ("nonproprietary new products"). MTF agrees that it shall not have access to, or the right to utilize, such non-proprietary new products and shall not be able to cause Osteotech to process or produce such non-proprietary new products for MTF or on MTF's behalf unless and until MTF and Osteotech shall have executed a written agreement which provides for such access or utilization by or on behalf of MTF.

               2.8 Other Services

               Osteotech  may provide such  services  other than the  Processing services contemplated in this Agreement as are requested by MTF in accordance with one or more separate agreements entered into between MTF and Osteotech. Reasonable fees for such services will be established at the time such agreements are entered into and will be separate from the fees listed in Exhibits 3.1 and 3.2. MTF shall be free to obtain any such services from third parties.

               2.9 Publication and Public Disclosure of Scientific Information

                    (a) Either party shall have the right to publish or otherwise publicly at its own expense disclose scientific information or data developed by such party which utilizes or relates to the other party's technology or other proprietary or confidential processes or information; provided, however, that notwithstanding any other provision in this Agreement to the contrary, no such publication or disclosure shall be made by the publishing party if such publication or disclosure would result in the disclosure of information defined as Confidential Information in Section 4.1 or would otherwise violate or jeopardize any proprietary rights the other party may have with respect to such technology. Publication of jointly developed information will be covered in a separate agreement.

                    (b) Within a reasonable period of time (not less than thirty (30) days) prior to publication or other public disclosure of the information or data described in
                         Section 2.9(a), the publishing party shall submit to the other party for review a draft of the publication or, if oral disclosure, a written copy of the remarks. The other party shall then use Best Efforts to notify the publishing party as soon as practicable (not to exceed thirty (30) days from its receipt of such draft or written copy) of (i) any reasonable changes to the publication or disclosure it deems appropriate, which changes the publishing party will make so long as they do not change materially the meaning of the information or data being disclosed or published; (ii) any error in the information or data being disclosed, which the publishing party shall correct upon verification of the error; or (iii) the necessity to delay publication or disclosure to enable the filing of any patent application or regulatory filing if applicable, in which event the publishing party will delay such publication or disclosure as reasonably requested by the other party. Management of both parties shall attempt in good faith to resolve any disputes regarding such publications.

                    (c) If there has been no mutual agreement to publish or disclose within thirty (30) days after the other party has received the notice and draft of the publication or oral disclosure from the publishing party, the publishing party shall again notify the other party in writing of its intention to publish or disclose and may proceed to do so fifteen (15) days after delivery of such second notice, subject to the provisions of
                         Section 2.9(a).

                    (d) Authorship of any publication shall be determined in accordance with normal scientific practice.

                    (e) The provisions of this Section 2.9 shall survive termination of this Agreement.

     3. FINANCIAL TERMS

          3.1 Fees

               (a)  MTF  will  pay  Osteotech  Processing  fees as set  forth in
                    Section 1.1.3 and Exhibits 3.1 and 3.2.

               (b)  ***

          3.2 Invoicing and Payment

               (a) Osteotech shall submit invoices in U.S. dollars to MTF for all Processing services rendered in accordance with the then existing fee schedule. The invoice date shall be the date that Osteotech's Quality Assurance Department releases the finished units of Tissue for shipment to MTF or the date of shipment of Grafton(R) DBM products or Bioimplants, as the case may be.

               (b) MTF will pay all invoices within forty-five (45) days of the invoice date. In the event there is an error in an invoice submitted to it by Osteotech, MTF shall notify Osteotech of such error within three (3) business days of the date such invoice is received by MTF and the invoice date will then be the date of the corrected invoice submitted by Osteotech. All such payments shall be in U.S. dollars.

               (c) Any balance of any invoice which is not paid within the time specified above, at the option of Osteotech, shall accrue interest at the rate of one percent (1%) per month.

     4. CONFIDENTIALITY AND CERTAIN OTHER COVENANTS

          4.1 Non-Disclosure of Confidential Information

               (a) For purposes of this Agreement, "Confidential Information" means all general and specific knowledge, experience and information that is confidential and of value to MTF or to Osteotech, including without limitation, formulations, designs, products, processes, supplies, methods of manufacture or processing, SOPs, cost data, master files, the nature of research and/or development projects, as well as data relating thereto, marketing or business plans, donor data and financial data. It shall also


----------
*** Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

                    mean any information disclosed to either party by any third party which either MTF or Osteotech is obligated to treat as confidential or proprietary.

               (b) Both parties agree that neither party will, at any time, without the express agreement of the other party, or except as expressly permitted by this Agreement, disclose to any other person or use any Confidential Information of the other party, except for the purposes of performing this Agreement or any successor Agreement or as may be required by law, governmental regulation or court order. Information shall not be considered to be Confidential Information of a party if it can be established that (i) such information was in the possession of the other party prior to disclosure to such other party by the party claiming that it is Confidential Information and such information is not otherwise subject to a confidentiality agreement; (ii) such information is then part of the public domain and became so without the breach of this or any other confidentiality agreement by such other party or any of its affiliates; or
                    (iii) such information is developed independently by such other party or becomes known to or acquired by such other party by means other than as a result of a breach of a confidentiality agreement or any fiduciary obligation.

               (c) MTF and Osteotech each agree to require employees, consultants or others granted access to such Confidential Information pursuant to Section 4.1(a) hereof to execute appropriate confidentiality agreements; provided that each organization's agreements are approved by such organization's counsel.

               (d) MTF and Osteotech recognize that violation in any material respect of any provision of Section 4.1(b) may cause irreparable injuries to Osteotech or MTF and agree that MTF or Osteotech shall be entitled to preliminary and final injunctive relief against such violation. Such injunctive relief shall be in addition to, and in no way in limitation of, any and all remedies or rights which MTF or Osteotech shall have at law or in equity for the enforcement of the provisions of this Section 4.1. In addition, MTF and Osteotech agree that the party responsible for the breach of confidentiality shall be responsible for all legal fees and other costs and expenses incurred in the successful enforcement of the non-breaching party's rights and remedies under this Section 4.1.

          4.2 Non-Solicitation of Sales Agents

          MTF shall not engage any (i) sales agent retained by Osteotech or (ii) any employee, independent contractor or other sales personnel affiliated with such sales agent ("affiliated personnel"), while any such sales agent or affiliated personnel is under contract directly or indirectly to Osteotech and for a period of one (1) year after any such contract is terminated, to promote or represent any form of Tissue developed, processed or distributed by or on behalf of MTF or any of MTF's licensees, licensors, partners or agents which competes with any of Osteotech's Proprietary Products, including without limitation Grafton(R) DBM products or Bioimplants.

          4.3 Osteotech Sales Agents

          MTF acknowledges the existence and importance of the independent sales agent network established and maintained by Osteotech. MTF shall not be entitled to engage independent agents to promote Osteotech's Grafton(R) DBM products or Bioimplants distributed by MTF unless Osteotech shall have first consented in writing to MTF engaging such agent. Osteotech shall have full discretion to determine whether to withold or grant such consent.

          4.4 Surviving Provisions

          The provision of Section 4.1 and 4.2 shall survive the termination of this Agreement in accordance with their terms.

     5. TERM OF AGREEMENT

     This Agreement shall become effective on September 1, 2000 (the "Effective Date") and shall terminate on August 31, 2005; unless terminated earlier in accordance with the provisions hereof. Either party may terminate this Agreement as of March 31, 2002 by delivering written notice of such termination to the other party on or before October 1, 2001. Subsequent to October 1, 2001 this Agreement may be terminated by either party upon six (6) months prior written notice of such termination delivered by the party seeking to terminate the Agreement to the other party.

     6. TERMINATION

          6.1 Either party may terminate this Agreement at any time upon:

               (a) The material breach by the other party of any of its obligations under this Agreement, if such breach shall not be cured within ninety (90) days after written notice thereof is given by the non-breaching party to the breaching, party; or

               (b) An adjudication of the other party as bankrupt or insolvent; or the admission in writing by such other party of its inability to pay its debts as they mature; or an assignment by such other party for the benefit of its creditors; or such other party applying for or consenting to the appointment of a receiver, trustee or similar officer for its assets; or the appointment of a receiver, trustee or similar officer for such other party's assets without the application or consent of such other party, if such appointment shall continue undischarged for a period of ninety (90) days; or such other party instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement or similar proceeding relating to it under the laws of any jurisdiction; or the institution of any bankruptcy, insolvency arrangement or similar proceeding relating to such other party, if such proceeding shall remain undismissed for a period of ninety
                    (90) days; or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property or assets of such other party, if such judgment, writ, warrant of attachment or execution or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy.

          6.2. MTF may terminate this Agreement at any time upon ninety (90) days prior written notice to Osteotech if MTF makes a determination to end its program of procuring and distributing Tissue; provided that if MTF resumes such program at any time during the term of this Agreement it shall provide prompt written notice of such resumption to Osteotech and this Agreement shall become effective again in accordance with its terms as soon as is practicable, but in no event later than ninety (90) days after such notice is received by Osteotech.

          6.3 In the event MTF enters into an agreement or arrangement with a third party whereby finished units of Tissue processed by Osteotech for MTF are used as part of such third party's technology or product, MTF shall promptly inform Osteotech of its intent to enter into such agreement or arrangement and Osteotech shall have the right to terminate this Agreement at any time upon ninety (90) days prior written notice to MTF without any further obligation to MTF, other than (A) Osteotech's obligations hereunder with respect to MTF Tissue which Osteotech has begun to Process and MTF Tissue which Osteotech has finished Processing but not yet delivered to MTF, which obligations shall continue until all such Tissue is delivered to MTF and (B) those obligations which otherwise survive termination of this Agreement in accordance with their terms.

          6.4 MTF may terminate this Agreement at any time upon thirty (30) days prior written notice to Osteotech if Osteotech is unwilling or unable to comply with the provisions of Section 1.2.2(b) to the extent such provisions are applicable to Osteotech. Osteotech may terminate this Agreement at any time upon thirty (30) days prior written notice to MTF if MTF is unwilling or unable to comply with the provisions of Section 1.2.2(b) to the extent such provisions are applicable to MTF.

          6.5  Osteotech  may  terminate  this  Agreement as provided in Section
     1.1.3 hereof.

     7. INSURANCE

          (a) Osteotech shall secure and maintain in force reasonable and adequate insurance coverage for Osteotech's Tissue Processing activities, provided such coverage is available at reasonable prices and terms. Osteotech has previously delivered to MTF certificates of insurance.

          (b) MTF shall secure and maintain in force reasonable and adequate insurance coverage of MTF Tissue recovery and distribution activities, provided such coverage is available at reasonable prices and terms. MTF has previously delivered to Osteotech certificates of insurance.

          (c) Osteotech shall require each subcontractor or assignee who Processes MTF Tissue on behalf of Osteotech (if any are permitted by MTF) to procure and maintain insurance of the types and amounts required of Osteotech. In addition, once approved by MTF, the subcontractor or assignees shall sign the indemnity agreement as it appears in Section 2.4(a) in favor of MTF. If there is any assignment to a majority owned subsidiary of Osteotech as provided in Section 9 of this Agreement, that subsidiary shall meet each requirement of this Section 7.

     8. FORCE MAJEURE

     Neither party shall be responsible to the other for nonperformance or delayed performance of the terms and conditions hereof due to acts of God, acts of government, wars, riots, accidents and transportation, fuel or material shortages, or other causes (except strikes), in the nature of force majeure which is beyond its control. To the extent Osteotech is unable to perform
Processing of MTF's Tissue due to such events, Osteotech shall arrange to have MTF's Tissue processed under Osteotech's oversight within thirty (30) days of the occurrence of such event.

     9. BINDING AGREEMENT; ASSIGNMENT

          (a) Each of Biocon and MTF represents, warrants and covenants (i) that this Agreement does not conflict with or cause a breach of or default under any other agreement to which either of them or any other organization, entity or person which they control, are controlled by, or are under common control with, either through ownership, common management, contract or otherwise (any such organization, entity or person being an "affiliate" for purposes of this Agreement) is a party or is bound; and (ii) that neither of them or any of their affiliates will enter into any agreement which would conflict with or interfere with MTF's ability to comply with its obligations under this Agreement. Each of Biocon and MTF agree that all of MTF's obligations under this Agreement are and will be binding upon Biocon and MTF and all existing and future affiliates of either of them and that each party whose signature to this Agreement is required to make such obligation binding on all such affiliates has in fact executed this Agreement. Each of Biocon and MTF, on the one hand, and Osteotech, on the other hand, represents, warrants and covenants that it is not a party to any agreement, or subject to any obligation or other duty, that would materially conflict with or intefere with MTF's or Osteotech's respective ability to comply with its obligations under this Agreement.

          (b) Osteotech represents, warrants and covenants (i) that this Agreement does not conflict with or cause a breach of or default under any other agreement to which it or any of its affiliates is a party or is bound; and (ii) that neither it or any of its affiliates will enter into any agreement which would conflict with or interfere with Osteotech's ability to comply with its obligations under this Agreement. Osteotech agrees that all of Osteotech's obligations under this Agreement are and will be binding upon all existing and future affiliates of Osteotech and that each party whose signature to this Agreement is required to make such obligation binding on all such affiliates has in fact executed this Agreement.

          (c) Except as otherwise expressly herein provided, this Agreement may not be assigned in whole or in part without the prior written consent of the other party, provided that either party may assign its rights under this Agreement to any majority-owned subsidiary of such party without the consent of the other party, provided that such subsidiary agrees in writing to be bound by the terms and conditions of this Agreement. In the event of any such assignment, the party making such assignment shall not be relieved of its obligations under this Agreement unless otherwise agreed to in a writing executed by the other party.

     10. NAME, EMBLEM, PACKAGING, TECHNOLOGY AND TRADEMARK

          (a) Except to the extent Osteotech indicates in any literature, including without limitation promotional materials, that MTF is one of Osteotech's Tissue Processing clients, Osteotech shall have no right to use the trademark or emblem of MTF in connection with its Processing activities or to use the name of MTF for commercial purposes without the prior written consent of MTF; provided, however, Osteotech may disclose MTF's name as may be required by law, government regulation or court order.

          (b)  Except to the  extent  MTF  indicates  in  literature,  including without limitation promotional materials, that Osteotech processes Tissue distributed by MTF, MTF shall not have the right to use any trademark or emblem of Osteotech, including the name Osteotech, without the prior written consent of Osteotech; provided, however, MTF may disclose Osteotech's name as may be required by law, government regulation or court order.

          (c) (i) Nothing in this Agreement shall be interpreted to convey to MTF any trademark, patent or proprietary technology owned by Osteotech;

               (ii) Nothing in this Agreement  shall be interpreted to convey to
                    Osteotech any trademark, patent, or proprietary technology owned by MTF.

          (d) MTF recognizes that Osteotech currently performs, and intends in the future to perform, Processing services for others in addition to MTF, and therefore, agrees that unless specifically developed or customized for MTF or as otherwise provided herein, all packaging and technology used by Osteotech to perform Processing services for MTF may also be used by Osteotech to perform such services for others.

          (e) MTF recognizes that Osteotech processes Proprietary Products and agrees that if it were to distribute these products it will do so only under the trademark, packaging, labels and emblems developed and provided by Osteotech.

     11. NOTICES

     All notices and other communications provided for hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, telecopied, with a copy sent promptly thereafter by U.S. mail, or delivered by hand or overnight delivery, as follows.

          If to MTF:              Chief Executive Officer
                                  Musculoskeletal Transplant Foundation
                                  125 May Street
                                  Edison, New Jersey 08837
                                  Telephone No. (732) 661-0202
                                  Telecopy No. (732) 661-2297

          If to Osteotech:        Chief Executive Officer
                                  Osteotech, Inc.
                                  51 James Way
                                  Eatontown, New Jersey 07724
                                  Telephone No. (732) 542-2800
                                  Telecopy No. (732) 935-0626


or such other person or address as either party may designate by written notice to the other party complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed by certified or registered mail, when received as indicated by the return receipt;
(ii) if telecopied, when transmitted, as indicated by the facsimile transmission report, provided same is on a business day in the U.S. (excludes weekends and federal holidays) and, if not, on the next business day; or (iii) if delivered, upon delivery, provided same is on a business day and, if not, on the next business day.

     12. ENTIRE AGREEMENT

     This Agreement sets forth the entire agreement between the parties. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement not expressly set forth in this Agreement, are of no force or effect. Without limiting the foregoing, except as expressly provided in Section 2.4 hereof, it is agreed that the Prior Processing Agreement is superseded in its entirety by this Agreement and is of no force and effect as of the effective date of this Agreement.

     13. MODIFICATION

     This Agreement, or any part or section of it, may not be amended or modified except by the written consent of both parties to such Agreement.

     14. APPLICABLE LAW

     This Agreement shall be construed in accordance with the laws of the State of New Jersey, without giving effect to any conflict of laws principles.

     15. WAIVER

     Waiver or breach of any provision of this Amended and Restated Agreement shall not be deemed a waiver of any other breach of the same or a different provision of this Agreement.

     16. INDEPENDENT CONTRACTOR

     Osteotech is providing its services hereunder as an independent contractor. Nothing herein shall create any affiliation, partnership or joint venture between the parties hereto, or any employer/employee relationship.

     17. SEVERABILITY

     The provisions of this Agreement shall be severable, and if a court of competent jurisdiction holds any provisions of this Agreement to be in violation of any applicable law, the remaining provisions shall nevertheless remain in full force and effect.

     18. SUCCESSORS

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective parents, subsidiaries, affiliates, successors and assigns.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                        MUSCULOSKELETAL TRANSPLANT FOUNDATION


                                        By:     /s/ Bruce Stroever
                                                --------------------------------
                                                Bruce Stroever, President
                                                and Chief Executive Officer



                                        BIOCON, INC.


                                        By:     /s/ Bruce Stroever
                                                --------------------------------
                                                Bruce Stroever, President



                                        OSTEOTECH, INC.


                                        By:     /s/ Richard W. Bauer
                                                --------------------------------
                                                Richard W. Bauer, Chief
                                                  Executive Officer

                                                                     Exhibit 3.1

                                       MTF
                           Schedule of Processing Fees



                                       ***



----------
*** Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

                                                                     Exhibit 3.2



                                       MTF
                           Schedule of Processing Fees



                                      ***



----------
*** Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.

                                                                   Exhibit 3.2.2


                                       MTF
                           Schedule of Processing Fees



                                      ***

----------
*** Indicates the omission of confidential material pursuant to the request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Securities and Exchange Commission.